UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
                   Pursuant to Section 13 OR 15(d)
               of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 23, 2008
                                                ----------------
                             SJW Corp.
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     (Exact name of registrant as specified in its charter)

    California                    1-8966          77-0066628
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(State or other jurisdiction   (Commission      (IRS Employer
     of incorporation)         File Number)   Identification
No.)

    110 W. Taylor Street, San Jose, California        95110
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(Address of principal executive offices)             (Zip Code)

                           (408) 279-7800
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         Registrant's telephone number, including area code

                           Not Applicable
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  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule
14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule
13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On July 23, 2008, SJW Corp. (the "Company") announced its financial results for the quarter ended June 30, 2008. A copy of the press release announcing these financial results is attached hereto as Exhibit 99.1 and incorporated into this Form 8-K by reference.

Item 8.01   Other Events

On July 23, 2008, the Board of Directors of San Jose Water Company, a wholly owned subsidiary of SJW Corp., approved (1) the First Amendment to San Jose Water Company's Executive Supplemental Retirement Plan attached hereto as Exhibit 10.1 (the "Amendment") and (2) the Cash Balance Executive Supplemental Retirement Plan attached hereto as Exhibit 10.2 (the "Cash Balance SERP").

As a result of the Amendment, executive officers and other management personnel of San Jose Water Company or other SJW Corp. affiliates who commence employment on or after March 31, 2008 will not be eligible to participate in the existing San Jose Water Company Executive Supplemental Retirement Plan. That plan provides participants with a monthly pension benefit that supplements the pension they earn under the San Jose Water Company tax-qualified Retirement Plan (the "Retirement Plan").

The new Cash Balance SERP is a supplemental retirement benefit plan for executive officers and other key management personnel of San Jose Water Company and other SJW Corp. affiliates who commence employment on or after March 31, 2008 and are accordingly ineligible to participate in the existing Executive Supplemental Retirement Plan. The actual participants will be selected from time to time by the Executive Compensation Committee of the SJW Corp. Board of Directors.

An account balance will be maintained for each participant in the Cash Balance SERP and will be periodically credited with a percentage of his or her compensation for the applicable period based on his or her years of credited service in accordance with the following formula:

Years of Credited Service     Percent of Compensation
-------------------------     -----------------------
Less than 5                             10%
5 but less than 10                      11%
10 but less than 15                     12%
15 but less than 20                     14%
20 or more                              16%

The account balance will also be credited periodically with interest pursuant to a pre-established formula. The participant will vest in his or her account balance upon completion of ten
(10) years of service or upon certain changes in control or ownership of SJW Corp.

The account balance accrued under the Cash Balance SERP will be offset by a portion of the participant's account balance under the Retirement Plan. Accordingly, at such time as the participant becomes entitled to receive his or her retirement benefit under the Cash Balance SERP, a portion of his or her accrued account balance under the Retirement Plan will be applied as an offset to his or her Cash Balance SERP account. The remainder of that account will then be paid in a lump sum on the first business day of the seventh month following his or her separation from service.

The Cash Balance SERP also provides a death benefit should the participant die with a vested account balance. The amount of the death benefit will be calculated in the same manner as if the participant had survived and will be payable in a lump sum to his or her beneficiary.

Item 9.01   Financial Statements and Exhibits.

(c)  Exhibits

Exhibit
Number      Description of Document
--------    ------------------------
10.1        First Amendment to San Jose Water Company's
            Executive Supplemental Retirement Plan.

10.2        San Jose Water Company Cash Balance Executive
            Supplemental Retirement Plan.

99.1        Press Release issued by SJW Corp., dated July 23,
            2008, announcing the Second Quarter Financial
            Results.


                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            SJW Corp.
                            -----------------------------

July 23, 2008               /s/ Angela Yip
---------------------       -----------------------------
                            Angela Yip, Chief Financial Officer
                            and Treasurer


Exhibit
Number     Description of Document
--------   ------------------------

10.1       First Amendment to San Jose Water Company's Executive
           Supplemental Retirement Plan.

10.2       San Jose Water Company Cash Balance Executive
           Supplemental Retirement Plan.

99.1       Press Release issued by SJW Corp., dated July 23,
           2008, announcing the Second Quarter Financial
           Results.